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                                                                    Exhibit 21.1

                       SUBSIDIARIES OF TWI HOLDINGS, INC.


Entity                                                    State or Country of
                                                          Organization

Tempur World, Inc.                                        Delaware
Tempur World Holdings, Inc.                               Delaware
Tempur-Pedic, Inc.                                        Kentucky
Tempur Production USA, Inc.                               Virginia
Tempur-Medical, Inc.                                      Kentucky
Tempur-Pedic, Direct Response, Inc.                       Kentucky
Dawn Sleep Technologies, Inc.                             Delaware
Tempur World Holdings S.L.                                Spain
Tempur World Holding Company ApS                          Denmark
Tempur World Holding Sweden AB                            Sweden
Dan-Foam ApS                                              Denmark
Tempur UK, Ltd.                                           United Kingdom
Tempur Japan Yugen Kaisha                                 Japan
Tempur International Limited                              United Kingdom
Tempur Danmark A/S                                        Denmark
Tempur Suomi OY                                           Finland
Tempur Norge AS                                           Norway
Tempur Sverige AB                                         Sweden
Tempur Italia Srl                                         Italy
Tempur France SARL                                        France
Tempur Holding GmbH                                       Germany
Kruse System GmbH                                         Germany
Tempur Deutschland GmbH                                   Germany
Tempur Schweiz AG                                         Switzerland
Tempur Pedic Espana SA                                    Spain
Tempur Singapore Pte Ltd.                                 Singapore
Tempur Benelux B.V.                                       Netherlands
Tempur South Africa p.t.y.                                South Africa